SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Cardica, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY COPY – SUBJECT TO COMPLETION

CARDICA, INC.

 900 Saginaw Drive

 Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 11, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cardica, Inc. a Delaware corporation. The meeting will be held on Thursday, December 11, 2014, at 11:30 a.m. local time at 900 Saginaw Drive, Redwood City, California 94063, for the following purposes:

1.	To elect eight nominees for director to serve until the next annual meeting and until their successors are duly elected and qualified.

2.	To approve, on an advisory basis, the compensation of Cardica’s named executive officers, as disclosed in this proxy statement.

3.	To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of Cardica for its fiscal year ending June 30, 2015.

4.

To approve the amendment and restatement of our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by ________ shares, and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is October 30, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on December 11, 2014, at 11:30 a.m. local time at 900 Saginaw Drive, Redwood City, California 94063.

The proxy statement and annual report to stockholders
are available at www.envisionreports.com/CRDC.

We have received notice from one of our stockholders, Broadfin Healthcare Master Fund, Lt. (which we refer to in this proxy statement as “Broadfin”), stating that it intends to nominate its own slate of four director nominees for election as directors at the 2014 annual meeting. We do not endorse the election of any of the Broadfin nominees for director and recommend that you vote FOR Cardica’s nominees. You may receive proxy solicitation materials from Broadfin or other persons or entities affiliated with Broadfin, including an opposition proxy statement or ________ proxy card. We are not responsible for the accuracy of any information provided by or relating to Broadfin or its nominees contained in solicitation materials filed or disseminated by or on behalf of Broadfin or any other statements Broadfin may make. We urge you not to sign or return any ________ proxy card sent to you by Broadfin.

In selecting the director nominees that we are proposing for election in the attached proxy statement, your Board of Directors has focused on selecting a diverse group of experienced board candidates with strong credentials and relevant industry expertise who will work together constructively to execute Cardica’s strategic plan for delivering long-term growth and stockholder value. Your Board of Directors is pleased to nominate for election as directors the eight persons named in Proposal 1 in the attached proxy statement and on the enclosed WHITE proxy card.

2.

Whether or not you plan to attend the 2014 annual meeting, please complete and sign the enclosed WHITE proxy card and return it in the enclosed addressed envelope (which is postage prepaid if mailed in the United States). Your promptness in returning the WHITE proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting even if you cannot attend the meeting in person. You may also vote by telephone or Internet by following the instructions on the WHITE proxy card. If you return your WHITE proxy card or vote by telephone or Internet, you may nevertheless attend the annual meeting and vote your shares in person. Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting must bring with them a legal proxy.

Even if you have previously signed a proxy card sent to you by or on behalf of Broadfin, you have the right to change your vote by completing, signing and returning the enclosed WHITE proxy card in the addressed envelope provided or by following the instructions on the WHITE proxy card to vote by telephone or Internet. Only the latest proxy you submit will be counted.

We urge you to disregard any proxy card sent by or on behalf of Broadfin or any person other than Cardica, Inc. Voting to withhold your vote with respect to the nominees on any proxy card that is circulated by Broadfin is not the same as voting for our director nominees, because a vote to withhold with respect to any of the nominees on an alternate proxy card will revoke any previous proxy submitted by you on the WHITE proxy card. Your vote is very important.

YOUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF CARDICA’S DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF BROADFIN OR TO VOTE FOR ANY OF THE BROADFIN NOMINEES. YOUR BOARD ALSO RECOMMENDS A VOTE “FOR” PROPOSALS 2 THROUGH 4.

By Order of the Board of Directors

Robert Y. Newell
Secretary

Redwood City, California

November ___, 2014

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue
New York, NY 0016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

3.

PRELIMINARY COPY – SUBJECT TO COMPLETION

CARDICA, INC.

 900 Saginaw Drive

 Redwood City, California 94063

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

December 11, 2014

Meeting Agenda

PROPOSALS	PAGE NUMBER	VOTING STANDARD	BOARD VOTE RECOMMENDATION

Election of Directors	14	Plurality	For each Cardica director nominee
Management Proposals:

Advisory approval of the compensation of Cardica’s named executive officers as disclosed in this proxy statement	23	Majority of shares cast including abstentions	For

Ratification of the selection of BDO USA, LLP as Cardica’s independent registered public accounting firm for the fiscal year ending June 30, 2015	23	Majority of shares cast including abstentions	For

Approval of the Cardica, Inc. 2014 Equity Incentive Plan	25	Majority of shares cast including abstentions	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials, including the enclosed WHITE proxy card, because the Board of Directors of Cardica, Inc. (the “Cardica Board”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed WHITE proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials, including the WHITE proxy card, on or about November __ , 2014, to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Thursday, December 11, 2014, at 11:30 a.m. local time at 900 Saginaw Drive, Redwood City, California 94063. Directions to the annual meeting may be found at www.cardica.com by clicking on “Contact Us.” Information on how to vote in person at the annual meeting is discussed below.

4.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on October 30, 2014, will be entitled to vote at the annual meeting. On this record date, there were ________ shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 30, 2014, your shares were registered directly in your name with Cardica’s transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed WHITE proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 30, 2014, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

●	Election of eight directors;

●	Advisory approval of the compensation of Cardica’s named executive officers, as disclosed in this proxy statement;

●	Ratification of selection by the Audit Committee of the Cardica Board of BDO USA, LLP, as independent registered public accounting firm of Cardica for its fiscal year ending June 30, 2015; and

●

Approval of the amendment and restatement of Cardica’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by ________ shares, and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards.

Will other candidates be nominated for election as directors at the 2014 annual meeting in opposition to the Cardica Board’s nominees?

Yes. Broadfin, a Cardica stockholder, has notified us that it intends to nominate four persons for election as directors to Cardica’s board of directors at the 2014 annual meeting in opposition to the nominees recommended by the Cardica Board. The Cardica Board does not endorse any nominee of Broadfin and unanimously recommends that you vote FOR ALL of the nominees proposed by the Cardica Board by using the WHITE proxy card accompanying this proxy statement. The Cardica Board strongly urges you not to sign or return any proxy card sent to you by Broadfin, which would be on a _______ proxy card. If you have previously submitted a proxy card sent to you by Broadfin, you can revoke that proxy and vote for the Cardica Board’s nominees and on the other matters to be voted on at the 2014 annual meeting by using the enclosed WHITE proxy card and issuing a later-dated vote.

What if another matter is properly brought before the meeting?

The Cardica Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

5.

What are the voting recommendations of the Cardica Board?

The Cardica Board recommends that you vote your shares on your WHITE proxy card as follows:

●	“FOR ALL” of the Cardica’s eight nominees to the Cardica Board named in this proxy statement (Proposal 1);

●	“FOR” the advisory approval of the compensation of Cardica’s named executive officers, as disclosed in this proxy statement;

●

“FOR” the ratification of selection by the Audit Committee of the Cardica Board of BDO USA, LLP, as independent registered public accounting firm of Cardica for its fiscal year ending June 30, 2015; and

●

“FOR” the approval of the amendment and restatement of Cardica’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by ________ shares, and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards.

Cardica’s Board strongly urges you not to sign or return

any proxy card sent to you by Broadfin.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed WHITE proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by submitting your WHITE proxy card to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

●

To vote using the proxy card, simply complete, sign and date the enclosed WHITE proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

●

To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed WHITE proxy card. Your vote must be received by11:59 Eastern Time on December 10, 2014, to be counted.

●

To vote through the internet, go to www.envisionreports.com/CRDC to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 Eastern Time on December 10, 2014, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a WHITE proxy card and voting instructions with these proxy materials from that organization rather than from Cardica. Simply complete and mail the WHITE proxy card to ensure that your vote is counted. Alternatively, if permitted by your broker or bank, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

6.

        Internet and telephonic proxy voting allows you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet or telephonic access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of October 30, 2014.

What should I do if I receive a proxy card from Broadfin?

Broadfin has notified us that it intends to nominate four individuals for election as directors to the Cardica board of directors at the 2014 annual meeting in opposition to the nominees recommended by the Cardica Board. If Broadfin proceeds with its alternative director nominations, you may receive proxy solicitation materials from Broadfin, including an opposition proxy statement and ______ proxy card. Cardica is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Broadfin or any other statements that it may otherwise make.

The Cardica Board does not endorse any Broadfin nominee and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Broadfin. Voting to “WITHHOLD” with respect to any of Broadfin’s nominees on its proxy card is NOT the same as voting for the Cardica Board’s nominees, because a vote to “WITHHOLD” with respect to any of Broadfin’s nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the ______ proxy card, you have the right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the 2014 annual meeting by following the instructions under “Can I change my vote after submitting my proxy?” below. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, or 4 without your instructions, but may vote your shares on Proposal 3.

7.

What if I return a proxy card but do not make specific choices?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and you do not specify your vote on each proposal individually when voting on the Internet or over the telephone, or if you sign and return a WHITE proxy card without giving specific voting instructions, then your shares will be voted “FOR ALL” eight of Cardica’s nominees named herein to the Cardica board of directors (Proposal 1); “FOR” the advisory approval of the compensation of Cardica’s named executive officers, as disclosed in this proxy statement (Proposal 2); “FOR” the ratification of selection by the Audit Committee of the Cardica Board of BDO USA, LLP, as independent registered public accounting firm of Cardica for its fiscal year ending June 30, 2015 (Proposal 3); and “FOR” the approval of the amendment and restatement of Cardica’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by ________ shares, and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards (Proposal 4). If any other matter is properly presented at the 2014 annual meeting, your proxyholder (one of the individuals named on your WHITE proxy card) will vote your shares using his best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. See “What are ‘broker non-votes’?” below. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all 4 proposals.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We have engaged the firm of MacKenzie Partners, Inc., or “MacKenzie,” to assist in the solicitation of proxies. Under the terms of its agreement, the services of MacKenzie include the distribution of materials to stockholders, providing information to stockholders (including direct contact with stockholders) from the materials prepared by us, analysis of beneficial ownership of our securities and providing such other advisory services as we may request from time to time. We anticipate that we will pay MacKenzie a fee of approximately $__________ plus expenses for these services, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Cardica’s aggregate expenses, including those of MacKenzie, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $_____, of which approximately $_____ has been spent to date. Cardica has agreed to indemnify MacKenzie against certain liabilities relating to, or arising out of, their engagement.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email, Twitter, other electronic channels of communication, or otherwise by directors, officers and other employees of Cardica, but Cardica will not additionally compensate its directors, officers, or other employees for these services. Appendix A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

What does it mean if I receive more than one WHITE proxy card?

If you receive more than one WHITE proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the WHITE proxy card in the proxy materials to ensure that all of your shares are voted.

8.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

►	You may submit another properly completed proxy card with a later date.

►	You may grant a subsequent proxy by telephone or through the internet.

►	You may send a timely written notice that you are revoking your proxy to Cardica’s Secretary at 900 Saginaw Drive, Redwood City, California 94063.

►	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors and executive compensation, including the advisory stockholder votes on executive compensation. Accordingly, the broker or nominee may not vote your shares with respect to the election of directors, the stockholder advisory vote on executive compensation, or approval of the 2005 Plan if you have not provided instructions, but may vote your shares on Proposal 3 (ratification of independent registered public accounting firm). We strongly encourage you to submit your WHITE proxy and exercise your right to vote as a stockholder.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3 and 4, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

9.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The eight nominees receiving the most “For” votes will be elected	Withheld votes will have no effect	None

2	Advisory approval of the compensation of Cardica’s named executive officers	“For” votes from the holders of a majority of shares cast (including abstentions)	Against	None

3	Ratification of the selection of BDO USA, LLP as Cardica’s independent registered public accounting firm for its fiscal year ending June 30, 2015	“For” votes from the holders of a majority of shares cast (including abstentions)	Against	None

4

Amendment and restatement of the 2005 Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by __________ shares, and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards

		“For” votes from the holders of a majority of shares cast (including abstentions)	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were __________ shares outstanding and entitled to vote. Thus, the holders of __________ shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by ______, 2015, to Cardica’s Secretary at  900 Saginaw Drive,  Redwood City, California 94063. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by notifying our Corporate Secretary, in writing, no later than the close of business on ______, 2015, nor earlier than the close of business on ______, 2015. However, if our 2015 Annual Meeting of Stockholders is not held between ______, 2015, and ______, 2016, then the deadline for notifying our Corporate Secretary, in writing, will be not earlier than the close of business on the ninetieth (90th) day prior to the date of the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior the date of the 2015 Annual Meeting of Stockholders or, in the event public announcement of the date of the 2015 Annual Meeting of the Stockholders was first made by us fewer than seventy (70) days prior to the date of the 2015 Annual Meeting of Stockholders, the close of business on the tenth (10th) day following the date on which we first made a public announcement of the date of the 2015 Annual Meeting of Stockholders. The chairman of the 2015 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. Please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

10.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement and annual report to stockholders are available at www.envisionreports.com/CRDC.

BACKGROUND OF SOLICITATION

On February 14, 2014, Broadfin Capital, LLC filed with the Securities and Exchange Commission an amendment to Broadfin’s Schedule 13G reporting that it held 4,772,672 shares of our common stock.

Commencing January 9, 2014, Broadfin began selling approximately 4,169,526 shares of its holdings in our common stock and ending such sales on or about April 4, 2014. During this time, Broadfin’s sales represented approximately 14.4% of our trading volume and the closing price of our common stock fell from an intraday high of $1.61 on January 9, 2014, to a low of $1.00 on April 4, 2014, with a volume weighted average price (VWAP) during the period of $1.2078 per share.

On April 15, 2014, we priced the public offering of our common stock, and Broadfin purchased 7,771,846 shares of our common stock at $0.85 per share, and 98,752 shares of our preferred stock (each share convertible into 100 shares of our common stock) at $85 per share (or an equivalent of $0.85 per share of common stock).

On June 4, 2014, Cardica received a letter from Kevin Kotler of Broadfin expressing his views on our management, his desire that our Board add new members “that have experience running public companies during the launch of major products,” and his desire to meet with our Board to discuss a variety of topics to avoid having to “react in a more public and assertive fashion.”

On June 6, 2014, Kevin Larkin, our Chairman of the Board, sent an email to Mr. Kotler acknowledging receipt of Mr. Kotler’s letter, and stating that our Board would review the letter and that Mr. Larkin would contact Mr. Kotler promptly after the meeting.

On June 16, 2014, three of our directors, Mr. Larkin, William Younger and Jeff Purvin, met with Mr. Kotler in Palo Alto (Mr. Purvin by telephone), and discussed our Board’s response to Mr. Kotler’s letter.

On June 20, 2014, Mr. Larkin, on behalf of our Board, sent a letter to Mr. Kotler summarizing the matters discussed at the June 16, 2014, meeting and committing to certain matters, including reviewing the candidate Mr. Kotler recommended as a proposed nominee to our Board.

On July 31, 2014, Dr. Hausen and Robert Newell, our Chief Financial Officer, met with the candidate Mr. Kotler recommended for election to our Board. At that meeting, the proposed candidate informed Dr. Hausen and Mr. Newell that he was not currently available to serve on the Cardica Board.

On August 5, 2014, Mr. Kotler sent an email to Dr. Hausen outlining a framework for a settlement agreement, which now included the following demands:

●	Two Broadfin candidates would be added to our Board, including one candidate named in the email plus one other to be identified by Broadfin;

●	The size of our Board would be expanded to seven;

●

Our Board must form a Strategic Committee comprising two existing directors and the two new Broadfin directors and chaired by a Broadfin director to recommend operation and other improvements to Cardica’s business;

●	The parties would agree to a non-disparagement provision;

●	Broadfin would agree to a standstill provision; and

●	Broadfin would receive reimbursement of its legal fees (the amount not identified).

11.

On August 13, 2014, Dr. Hausen, on behalf of our Board, sent an email to Mr. Kotler responding to Mr. Kotler’s demands with the following responses:

●

A settlement agreement, if reached, could include the one candidate named in Mr. Kotler’s email of August 5, 2014, plus one other to be identified by Broadfin, in each case subject to the Nominating Committee’s review and evaluation of those candidates;

●	Cardica would expand the size of our Board to eight;

●

Advised Mr. Kotler that our Board already formed a Strategic Review Committee with oversight of our long-term strategic plan and the power to recommend to our Board, after discussion with management, any changes thereto, and that Broadfin’s candidates would be eligible to serve on that committee but that the Chair of the committee would be selected by our Board;

●	Including a non-disparagement provision in the settlement agreement was acceptable;

●	Discussed the terms of a standstill provision; and

●

Advised Mr. Kotler that our Board does not believe it is appropriate to reimburse Broadfin for its expenses since they are ordinary course expenses attributable to managing Broadfin’s investment portfolio.

On August 15, 2014, Mr. Kotler sent an email to Dr. Hausen responding to Dr. Hausen’s email of August 13, 2014, with the following:

●

Mr. Kotler agreed to the Nominating Committee’s review of Broadfin’s nominees provided that the Board must have a reasonable basis to find any of the proposed nominees not acceptable and in any event that the Board does reasonably conclude that the proposed nominees are not acceptable then Broadfin would have the right to designate others in their places and have the right to designate replacement candidates who are independent in the event such candidates are unable to serve out their terms to the 2015 annual meeting;

●	Mr. Kotler agreed that the size of our Board would comprise eight members;

●	Mr. Kotler demanded that each of Broadfin’s candidates serve on the Strategic Review Committee and that one of Broadfin’s candidates become the chairman of that committee;

●

Mr. Kotler now demanded that certain other committee assignments for the two new Broadfin directors - specifically one would be appointed as a member of the Compensation Committee and as the Chairman of the Strategic Review Committee and Broadfin’s second director would be a member of the Strategic Review Committee. Further, both new Broadfin directors would be considered for all committees in the same fashion as all other directors;

●

Mr. Kotler demanded that Broadfin and Cardica issue a mutual press release the contents of which would be agreed on as part of the settlement agreement and a non-disparagement provision would be mutual;

●	Mr. Kotler discussed the terms of a standstill provision; and

●	Mr. Kotler continued to demand reimbursement of his legal expenses.

On August 19, 2014, Dr. Hausen and Mr. Newell met with the named candidate Mr. Kotler recommended for election to our board of directors in his August 5, 2014, email.

On August 21, 2014, Dr. Hausen sent an email to Mr. Kotler, on behalf of our Board, responding to Mr. Kotler’s email of August 15, 2014, and enclosed a draft settlement agreement. In response to Mr. Kotler’s demands, our Board responded:

●

In connection with the two Broadfin directors, our Board was comfortable with Broadfin’s right to designate acceptable replacement candidate(s) if either of those candidates is unable to serve or resigns as long as Broadfin maintains or increases its current stock ownership in Cardica and the standstill provisions remain in place;

●

On appointments to board committees, our Board advised Mr. Kotler that it believed new board members need experience with Cardica and the workings of the current Board before increasing a new member’s workload. While our Board is agreeable to appointing the Broadfin directors to the Strategic Review Committee and believes that these appointments will facilitate introduction to Cardica of these new directors, an appointment to any of the other standing committees of either Broadfin director was not acceptable and not previously requested by Mr. Kotler. Rather, the Broadfin directors, similar to the other incumbent directors, would be considered for those other committees in the future. Finally, our Board agreed to reconsider designating one of the Broadfin directors as the Chairman of the Strategic Review Committee in the future after he or she has served on our Board for a period of time; and

●

On the reimbursement of Mr. Kotler’s legal expenses, our Board indicated that while not unheard of, it did not believe expense reimbursement is customary, particularly in the current circumstances. Consistent with the SDX Protocol, as soon as Broadfin initiated contact with the Board and Cardica, our Board and management attempted to engage in a meaningful dialog with Mr. Kotler. The fact that he chose to seek the assistance of legal counsel was a business decision of Broadfin and should remain a cost of Broadfin rather than us.

12.

On August 25, 2014, legal counsel to Broadfin sent an email to Dr. Hausen attaching a mark-up of the draft settlement agreement, proposing that Mr. Kotler and the candidate named in Mr. Kotler’s email of August 5, 2014, be added to our Board and requesting an all-hands call to discuss, and stating that this proposal eliminated the need for a confidentiality agreement.

On August 25, 2014, Dr. Hausen sent an email to legal counsel to Broadfin stating that the Cardica Board had a meeting on August 27, 2014, and would be available for a call by August 29, 2014.

On August 27, 2014, our outside legal counsel sent an email to Broadfin’s legal counsel advising that in connection with her communication with our client, we do not agree with her client’s assessment that “the provided information has either already been publicly disclosed or is immaterial,” but since her client has agreed to comply with his/its agreement to maintain the confidentiality of the information, we have no issue. Our counsel also requested that Broadfin’s counsel direct her communications to our outside counsel rather than directing it to us.

On August 28, 2014, John Simon, one of our directors, and Dr. Hausen had a telephone discussion with Mr. Kotler offering to extend the nomination deadline to provide more time for Broadfin and Cardica to continue their dialogue and identify additional board candidates.

On August 29, 2014, Mr. Kotler sent an email to Dr. Hausen stating that Cardica’s proposal to extend the nomination deadline did not work for him, and that Broadfin had altered its proposal and was willing to settle for two nominees: Mr. Kotler and the candidate named in Mr. Kotler’s email of August 5, 2014.

On September 2, 2014, the candidate named in Mr. Kotler’s email of August 5, 2014, sent an email to Mr. Larkin withdrawing his name for consideration as a member of the Cardica board of directors.

On September 4, 2014, Dr. Hausen sent an email to Mr. Kotler regarding the history of negotiations between Cardica and Broadfin and suggesting that the parties’ respective legal counsel conclude negotiation of a confidentiality agreement.

On September 10, 2014, Mr. Kotler’s legal counsel sent a letter from Mr. Kotler to our Board, and a notice of nomination of directors. Such notice advised us that Broadfin would be nominating four nominees (out of six members of our Board) for election as directors at the Cardica 2014 Annual Meeting of Stockholders.

On September 15, 2014, our Board sent a letter to Mr. Kotler notifying Mr. Kotler that: (1) our Board had determined to hold the 2014 Annual Meeting of Stockholders on December 11, 2014, to provide us and Broadfin additional time to continue the dialogue between the parties; (2) the Nominating Committee would be reaching out to two of Broadfin’s four nominees to interview these nominees; and (3) our Board was enclosing a revised confidentiality agreement.

On September 16, 2014, Mr. Larkin contacted one of Mr. Kotler’s proposed nominees to request that he meet with our Board.

13.

On September 18, 2014, one of Mr. Kotler’s proposed nominees sent an email to Mr. Larkin, Dr. Hausen, Mr. Newell and our outside counsel, thanking them for their interest in meeting him, but, indicating that given the current situation, “it would be best to coordinate any meetings through Kevin Kotler.”

On September 19, 2014, our outside counsel sent an email to Broadfin’s legal counsel requesting such counsel’s assistance in scheduling an interview with one of Broadfin’s proposed nominees.

On September 23, 2014, Mr. Larkin and Dr. Hausen had a discussion with Mr. Kotler by telephone regarding the steps towards reaching a settlement agreement.

On September 24, 2014, Mr. Kotler sent a letter to our Board, together with a mark-up of the confidentiality agreement including a provision requiring that we provide to each Broadfin nominee (and certain other Broadfin designees) all information provided to members of our Board, declining to allow the Nominating Committee to interview the Broadfin nominees until a settlement agreement was reached.

On September 30, 2014, our Board sent a letter to Mr. Kotler, together with a mark-up of the confidentiality agreement satisfying all of Mr. Kotler’s requested language changes with the exception of the provision that we provide to Mr. Kotler and numerous other persons designated by him any of our confidential information that is available to our Board. Further, since this was our only obligation under Mr. Kotler’s mark-up of the confidentiality agreement, Broadfin’s right to seek injunctive relief was unnecessary so that provision was revised to read as originally drafted. The letter also invited Mr. Kotler and his nominees to meet with our Board to discuss a path to settlement.

PROPOSAL 1

ELECTION OF DIRECTORS

Cardica’s Board currently consists of eight directors, and there are no vacancies. There are eight nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of Cardica and was recommended for re-election to the board of directors by the Nominating Committee of the board of directors. Other than Mr. Petersmeyer and Mr. Moffitt, each of the nominees was previously elected by the stockholders. If elected at the 2014 annual meeting, each of these eight nominees would serve until the 2015 annual meeting of stockholders and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. Each of these eight nominees is submitted for re-election to the board of directors on the WHITE proxy card. It is our policy to encourage nominees for directors to attend the Annual Meeting. Four of the six directors then holding office attended the 2013 Annual Meeting of Stockholders in person.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The persons named as proxies on the WHITE proxy card intend to vote the proxies “FOR ALL” three of Cardica’s nominees named below unless you indicate on the WHITE proxy card a vote to “WITHHOLD” your vote with respect to any of these nominees. Cumulative voting is not permitted. In the event that any nominee named below should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Nominating Committee of the Cardica Board. If any such substitute nominee(s) are designated, we will file an amended proxy statement and WHITE proxy card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the Securities and Exchange Commission. Each nominee named below has agreed to serve if elected, and the Cardica Board has no reason to believe that any such nominee will be unable to serve.

14.

The Nominating Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting or retaining members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. The Cardica Board is pleased to nominate for election as directors the eight persons named in this proposal and on the enclosed WHITE proxy card.

The following is a brief biography of each of our nominees for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Age[1]	Principal Occupation/ Position Held With Cardica
Bernard A. Hausen, M.D., Ph.D.	54	President, Chief Executive Officer, Chief Medical Officer and Director
Kevin T. Larkin	65	President, Chief Executive Officer and a director of TherOx / Chairman of the Board of Directors

William P. Moffitt, III	68	Retired Chief Executive Officer / Director

Gary S. Petersmeyer	67	Consultant / Director

Richard P. Powers	70	Executive Vice President of VisionCare Ophthalmic Technologies, Inc. / Director
Jeffrey L. Purvin	62	Investor and Consultant / Director
John Simon, Ph.D.	71	Investment banker with Allen & Company LLC / Director
William H. Younger, Jr.	64	Managing director of the general partner of Sutter Hill Ventures / Director

1 As of November 7, 2014

Bernard A. Hausen, M.D., Ph.D. has been our President and Chief Executive Officer since December 2000. Dr. Hausen co-founded Cardica in October 1997 and has served as a director and our Chief Medical Officer since inception. Dr. Hausen received a medical degree from Hannover Medical School in Germany in 1988 and was trained there as a general and cardiothoracic surgeon. Upon completion of his training, he received a Ph.D. degree in Medical Physiology in 1999. From 1996 to 2000, he was employed as a Senior Research Scientist in the Laboratory for Transplantation Immunology of the Department of Cardiothoracic Surgery at Stanford University. Until Dr. Hausen became our full-time employee in October 2000, he remained responsible for all surgery-related research in that laboratory. Dr. Hausen’s extensive experience with Cardica, which is a consequence of his being a founder of Cardica and his long tenure as President and Chief Executive Officer, and his involvement in all aspects of the business from product conception through development, clinical trials and regulatory clearance followed by market launch, bring necessary historic knowledge and leadership to the Board.

Kevin T. Larkin has been a director since December 2005 and was elected Chairman of the Board in January 2007. Mr. Larkin has been President, Chief Executive Officer and a director of TherOx, a medical device company, since May 2001. From July 1998 until April 2001, Mr. Larkin was President and Chief Executive Officer of CardioVasc, a medical device company. Mr. Larkin also has held senior sales and marketing management positions with Ventritex, Medtronic and Cordis. Mr. Larkin has been in the cardiovascular device field for 36 years, with broad business experience in both large and small companies in general management, strategy and sales and marketing.

15.

William P. Moffitt, III. has been a director since October 2014. Mr. Moffitt served as President and Chief Executive Officer and as a director of Nanosphere, a developer, manufacturer and marketer of an advanced molecular diagnostic platform for the early detection of disease, from July 2004 through February 2013. Prior to joining Nanosphere, he served as president and chief executive officer of i-STAT Corporation, a developer, manufacturer and marketer of diagnostic products in the point-of-care blood analysis market. Mr. Moffitt led i-STAT from its early stage to commercialization and its initial public offering in 1992 to its acquisition by Abbott Laboratories in 2003. Prior to i-STAT, Mr. Moffitt held increasingly responsible executive positions from 1973 through 1989 with Baxter Healthcare Corporation, a manufacturer and distributor of healthcare products, and American Hospital Supply Corporation, a diversified manufacturer and distributor of healthcare products, which Baxter acquired in 1985. Mr. Moffitt earned a B.S. in zoology from Duke University. Mr. Moffitt has extensive industry experience and proven track record in leading the growth of diagnostics companies from development stage through market leadership.

Gary S. Petersmeyer has been a director since October 2014. Mr. Petersmeyer currently serves as a consultant to companies in the pharmaceutical and medical device industries. Most recently he co-founded Aesthetic Sciences Corporation in 2004 and served as the Chief Executive Officer and Chairman until December 2010. Prior to that he served as President and Chief Operating Officer of Pherin Pharmaceuticals, Inc. from 2000 to 2001. From 1995 to 2000 he served in sequence as President and Chief Operating Officer of Collagen Corporation, CEO of Collagen Corporation and CEO of Collagen Aesthetics Inc. From 1976 to 2000 he served in various management positions for pharmaceutical and medical device companies. Mr. Petersmeyer serves as a director and member of the compensation and audit committees of Omnicell, Inc., a company providing safety and automation equipment to hospitals, and as a director and member of the organization and compensation committee and the science and technology committee of The Cooper Companies, Inc., a global medical device company focused on contact lenses and women’s health care. He has served on the boards of Visx Incorporated and Roxro Pharmaceuticals prior to their acquisitions. He also serves as chairman of the board for Positive Coaching Alliance, a non-profit organization dedicated to improving youth sports. Mr. Petersmeyer has served as the CEO or President of four companies in the medical device and pharmaceuticals industry and has over 35 years of industry experience in leadership positions. He has extensive knowledge and experience in global markets, including the United States, Asia and Europe. His expertise includes financial, research and regulatory strategy, and business development with an emphasis on growth, new product lines and leadership development.

Richard P. Powers has been a director and chairman of our Audit Committee since October 2005. Since November 2010, Mr. Powers has served as Executive Vice President of VisionCare Ophthalmic Technologies, Inc., a privately held medical device company.  From September 2009 to October 2010, Mr. Powers was a consultant to several medical device companies.  From June 2008 to August 2009, Mr. Powers was President and Chief Executive Officer of Aspire Medical Inc., a privately held medical device company. From October 2001 to March 2008, Mr. Powers was Vice President and Chief Financial Officer of Anesiva, Inc. (formerly Corgentech Inc.), a publicly held biotechnology company.  From February 1996 to August 2000, Mr. Powers served as Executive Vice President and Chief Financial Officer of CardioGenesis Corporation, a medical device company.  From January 1981 to August 1995, Mr. Powers held a number of senior management positions at Syntex Corporation, a biopharmaceutical company, including Senior Vice President and Chief Financial Officer.  Mr. Powers holds a B.S. degree in Accounting from Canisius College and an M.B.A. degree from the Rochester Institute of Technology.  Mr. Powers was a member of the board of directors of HemoSense, Inc., a medical diagnostics company, from September 2005 to November 2008.  Mr. Powers brings understanding of our financial statements and financial position, business perspective and accounting expertise to his role as chair of the Audit Committee of the Board.

Jeffrey L. Purvin has been a director since August 2006.  Mr. Purvin served as the chief executive officer of Response Biomedical, which manufactures and sells world-wide in-vitro diagnostic tests and readers, from May 2012 to September 2014.  From November 2006 to December 2012, Mr. Purvin was chairman and chief executive officer of Calibra Medical, Inc., a privately held company developing medical devices for the treatment of diabetes.  Calibra was acquired by Johnson & Johnson in July 2012.  Mr. Purvin was the chairman and chief executive officer of Metrika, Inc., a privately held manufacturer and marketer of disposable diabetes monitoring products, from November 2004 until July 2006, when the company was sold to the Bayer Group.  Prior to Metrika, Mr. Purvin was President of the Interventional Products Division of Datascope Corporation, a diversified public medical device company (since acquired by Maquet, Inc.), from April 2001 until October 2004.  Before Datascope, Mr. Purvin spent more than 20 years at GlaxoSmithKline, where he concluded his service as Vice President, General Manager.  Mr. Purvin earned his M.B.A. in marketing from The Wharton School, University of Pennsylvania and his BA in psychology from Brown University.  Mr. Purvin’s expertise and background includes particular emphasis on new product development, new and established product marketing (worldwide), mergers & acquisitions and low COG’s manufacturing.

16.

John Simon, Ph.D. has been a director since June 2001. Mr. Simon is an investment banker with the investment banking firm, Allen & Company LLC, where he has been employed for over 25 years. He was a member of the board of directors for Neurogen Corporation, a biopharmaceutical company, from 1993 to December 2009, and continues to serve on the boards of several privately held companies. Mr. Simon holds a B.S. degree in Chemistry from The College of William & Mary, a Ph.D. degree in Chemical Engineering from Rice University, and both an M.B.A. degree in finance and a J.D. degree from Columbia University. Mr. Simon has broad experience in capital markets, corporate and financial strategy and has been instrumental in advising Cardica and the Board on raising the capital required to pursue Cardica’s goals.

William H. Younger, Jr. has been a director since August 2000. Mr. Younger is a managing director of the general partner of Sutter Hill Ventures, a venture capital firm, where he has been employed since 1981. Mr. Younger holds a B.S. degree in Electrical Engineering from the University of Michigan and an M.B.A. degree from Stanford University. Mr. Younger was a member of the board of directors of Vitria Technology, Inc., a software company, from 1997 to November 2005, and Omnicell, Inc., a company specializing in medication and supply management for hospitals, from 1992 to May 2012.  Having served on the Board for more than 10 years, Mr. Younger provides both a historic understanding of Cardica’s strategies, as well as provides board continuity. His business judgment and ability to counsel our management, developed as a managing director of a successful venture capital firm, provide a breadth of general business knowledge and transactional experience to the Board.

There are no family relationships among any of our executive officers and directors.

The Board Of Directors Recommends

A Vote In Favor Of Each Nominee Named Above.

information regarding the board of directors and corporate governance

Independence of The Board of Directors

As required under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with Cardica’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Cardica, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Larkin, Mr. Moffitt, Mr. Petersmeyer, Mr. Powers, Mr. Purvin, Dr. Simon and Mr. Younger. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Cardica. Dr. Hausen does not qualify as an independent director because he is one of our executive officers.

Board Leadership Structure

The Board has an independent chair, Mr. Larkin, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. Cardica believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of Cardica. In addition, Cardica believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Cardica and its stockholders. As a result, Cardica believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

17.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of Cardica’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Cardica. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chair has responsibility for coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of The Board of Directors

The Board met nine times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal 2014, Cardica’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The Board also has a Strategic Review Committee, which the Board formed in August 2014. The following table provides membership and meeting information for fiscal 2014 for each of the Board standing committees:

Name	Audit	Compensation	Nominating
Bernard A. Hausen, M.D., Ph.D.
Kevin T. Larkin	X	X	X
Richard P. Powers	X*
Jeffrey L. Purvin	X	X*	X
John Simon, Ph.D.
William H. Younger, Jr.		X	X*
Total meetings in fiscal 2014	8	4	1

*	Committee Chairperson

Below is a description of each standing committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Cardica.

18.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee:  evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; oversees and assesses the independence of the auditors; reviews with management financial information and earnings guidance provided to analysts and issued in press releases; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews with management and the independent registered public accounting firm our major financial risk exposures; reviews with the independent registered public accounting firm, and management if appropriate, any management or internal control letter issued by the independent registered public accounting firm, including any response thereto by management; periodically meets in separate sessions with the independent registered public accounting firm and management to discuss matters that any such party believes should be discussed privately with the Audit Committee; reviews with counsel, the independent registered public accounting firm and management any significant regulatory, other legal or any accounting initiatives or matters that may have a material impact on our financial statements, compliance programs or policies; reviews the results of management’s efforts to monitor compliance with the law and our Code of Business Conduct and Ethics; investigates any matter brought to the attention of the Audit Committee; prepares the report to be included in our annual proxy statement; reviews and assesses the adequacy of the Audit Committee’s Charter each year; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all of the members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). Our Audit Committee charter can be found on our corporate website at www.cardica.com.

The Board has determined that Mr. Powers qualifies as an “audit committee financial expert,” as defined in the applicable U.S. Securities and Exchange Commission (the “SEC”) rules. The Board made a qualitative assessment of Mr. Powers’ level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2014, with management of Cardica. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Cardica’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

Kevin T. Larkin
Richard P. Powers
Jeffrey L. Purvin

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Cardica under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

19.

Compensation Committee

All of the members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Our Compensation Committee charter can be found on our corporate website at www.cardica.com.

 The Compensation Committee reviews, modifies (as needed) and approves our overall compensation strategy and policies. In fulfilling these duties, the Compensation Committee is responsible for: reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate; evaluating and recommending to the Board for approval the compensation plans and programs advisable for us, as well as evaluating and recommending to the Board for approval the modification or termination of existing plans and programs; establishing policies with respect to equity compensation arrangements; and reviewing and approving the terms of any employment agreements and/or severance arrangements for our executive officers. The Compensation Committee also is responsible for recommending to the Board for determination and approval the compensation and other employment terms of our Chief Executive Officer, and is charged with evaluating the Chief Executive Officer’s performance in light of relevant corporate performance goals. The Compensation Committee:  recommends to the Board for determination and approval the compensation and other terms of employment of the other executive officers; reviews and recommends to the Board the type and amount of compensation to be paid or awarded to Board members; administers and recommends to the Board the adoption, amendment and termination of, our benefit plans; reviews and establishes appropriate insurance coverage for our directors and executive officers; reviews and assesses its own performance at least annually; and reviews and assesses the adequacy of the Compensation Committee Charter, and recommends any proposed changes to the Board for its consideration.

 Compensation Committee Processes and Procedures.

Typically, our Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  The Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under Cardica’s equity incentive plans to persons who are not:  (a) “Covered Employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) individuals with respect to whom Cardica wishes to comply with Section 162(m) of the Code; or (c) then subject to Section 16 of the Securities Exchange Act of 1934, as amended.  The operation of the Compensation Committee is subject to the Bylaws of Cardica as in effect from time to time and Section 141 of the Delaware General Corporation Law.  Pursuant to the Charter of the Compensation Committee, the Compensation Committee has the authority to determine the compensation of our executive officers other than the Chief Executive Officer; with respect to the Chief Executive Officer, Compensation Committee recommends to the Board the compensation of the Chief Executive Officer, and the Board approves the compensation of the Chief Executive Officer taking into account the recommendation of the Compensation Committee.  Historically, the Compensation Committee has made most significant determinations as to adjustments to annual compensation, bonus and equity awards and new performance objectives at one or more meetings held during the first quarter of the fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels; and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the performance evaluation is conducted by the Compensation Committee, which determines any adjustments to recommend regarding his compensation as well as awards to be granted. Generally, as part of the annual performance and compensation review of the Chief Executive Officer, the Compensation Committee formally requests and considers a fact-focused self assessment by the Chief Executive Officer. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of a compensation consultant including analyses of executive compensation paid at other companies identified by the consultant.

20.

Executive compensation for fiscal 2014 was based upon the determinations and recommendations of the Compensation Committee after considering the information provided to the Compensation Committee, including our financial and operating performance, the alignment of the interests of our executive officers and stockholders, compensation at companies that the Compensation Committee considers to be comparable to us  and our ability to attract and retain qualified individuals. The Compensation Committee also considered our corporate goals, which are reviewed by the Compensation Committee and the Board, and, subject to their input, approved by the Board. For executive compensation decisions in fiscal 2014, including decisions relating to the grant of stock options to executive officers, the Compensation Committee considered the recommendations of Dr. Hausen, our Chief Executive Officer, with respect to other executive officers. In determining executive officer compensation recommendations, the Compensation Committee engaged Radford, a compensation consulting firm and part of the Aon Hewitt Company, to provide data and analysis for executive and equity compensation. Our Compensation Committee selected Radford based on its recognized status as a leading global provider of compensation intelligence and consulting services to companies in the technology and medical device sectors. In fiscal 2014, Radford provided competitive compensation data and input on the fiscal 2014 equity awards and the fiscal 2014 base salaries and bonus opportunity for executive officers. Among other things, Radford provided competitive compensation data for purposes of benchmarking our equity grant values and targets, our bonus targets and structure, our total direct compensation, our target incentive opportunities and our base salaries and target total cash compensation. Other than Dr. Hausen and Mr. Newell, no other executive officers participated in the recommendation of the amount or form of named executive officer compensation in or with respect to fiscal 2014. A similar process was undertaken in establishing fiscal 2015 base salaries.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2014 are described in greater detail in the Executive Compensation section of this proxy statement.

Nominating Committee

The Nominating Committee of the Board is responsible for:  identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board); reviewing and evaluating incumbent directors; serving as the focal point for communication between such candidates, non-committee directors and our management; recommending annually to the Board the chairmanship and membership of each Board committee; recommending to the Board for selection candidates for election to the Board; and reviewing and assessing the adequacy of the Nominating Committee’s charter. Our Nominating Committee charter can be found on our corporate website at www.cardica.com. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee considers diversity, experience, skills and such other factors as it deems appropriate given the Board’s and our current needs, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee also reviews each of such director’s overall service to us during their term, including level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee must be, and whether the nominee is, independent under applicable NASDAQ and SEC requirements, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects nominees for recommendation to the Board by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 900 Saginaw Drive, Redwood City, California 94063. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

21.

Cardica does not have a formal policy regarding board diversity; however, diversity is typically one of a number of factors that the committee takes into account in identifying nominees, and the Nominating Committee believes that it is important that the Board members represent diverse viewpoints.

Stockholder Communications With The Board Of Directors

Stockholders wishing to communicate with the Board or an individual director may send a written communication addressed as follows: Cardica Board Communication, 900 Saginaw Drive, Redwood City, CA 94063. Any communication sent must state the number of shares owned by the stockholder making the communication. The Chief Financial Officer will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed.

Code of Business Conduct and Ethics

The Board adopted the Cardica, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.cardica.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in lieu of filing a Form 8-K.

22.

Proposal 2

Advisory Vote on Executive Compensation

At the 2013Annual Meeting of Stockholders, our stockholders indicated their preference that Cardica solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of Cardica’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of Cardica’s named executive officers subject to the vote is disclosed in compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, Cardica believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests, consistent with current market practices. Compensation of Cardica’s named executive officers is designed to enable Cardica to attract and retain talented and experienced executives to lead Cardica successfully in a competitive environment. Last year our stockholders approved the disclosure of the fiscal 2013 compensation of our named executive officers as disclosed in last year’s proxy statement by a vote of over 95%, which our Compensation Committee viewed to be a strong endorsement of our compensation practices; accordingly, our Compensation Committee continued its philosophy, policies and practices consistent with the previous year.

The Board is asking the stockholders to indicate their support for the compensation of Cardica’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Cardica’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or Cardica. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares cast at the annual meeting, including abstentions.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected BDO USA, LLP as Cardica’s independent registered public accounting firm for the fiscal year ending June 30, 2015, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. BDO USA, LLP audited Cardica’s financial statements for each of the last two fiscal years. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Cardica’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as Cardica’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Cardica and its stockholders.

23.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and cast (including abstentions) at the annual meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 3.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Cardica for fiscal years ended June 30, 2014, and June 30, 2013, by our independent registered public accounting firm for professional services rendered. On October 4, 2012, Cardica dismissed Ernst & Young LLP as its independent registered public accounting firm and engaged BDO USA, LLP to be Cardica’s independent registered public accounting firm. Ernst & Young LLP had audited Cardica’s financial statements since April 1998. Consequently, BDO USA, LLP was our independent registered public accounting firm starting on October 4, 2012, and Ernst & Young LLP was our independent registered public accounting firm prior to October 4, 2012.

	Fiscal Year Ended
	2014		2013
	(in thousands)
Audit Fees[1]	$227,000		$216,000
Audit-related Fees (specifically describe audit-related fees incurred) [2]	121,000	[3]	60,000	[4]
Tax Fees (specifically describe tax fees incurred)	–		–
All Other Fees (specifically describe all other fees incurred)	–		–
Total Fees	$348,000		$276,000

1 “Audit fees” are fees for professional services for the audit of our financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, assistance with registration statements filed with the SEC and for services that are normally provided in connection with statutory and regulatory filings or engagements.

2 “Audit related fees” are fees we paid related to a comfort letter.

3 Includes $3,000 in audit-related fees paid to Ernst & Young LLP in fiscal year 2014.

4 Includes $25,000 in audit-related fees paid to Ernst & Young LLP in fiscal year 2013.

Our Audit Committee pre-approved all services provided by our independent registered public accounting firm for the fiscal years ended June 30, 2014 and 2013. The Audit Committee has determined that the rendering of the services other than audit services by BDO USA, LLP is compatible with maintaining the principal accountant’s independence.

In connection with the audit of the fiscal 2014 financial statements, Cardica entered into an engagement agreement with BDO USA, LLP which sets forth the terms by which BDO USA, LLP will perform audit services for Cardica.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm. Pre-approval also may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The Audit Committee Charter permits the Audit Committee to delegate pre-approval authority to one or more individuals, such authority having been duly delegated to Mr. Powers, provided that Mr. Powers report any such pre-approvals to the full Audit Committee at its next scheduled meeting.

24.

Change in Independent Auditors

On October 4, 2012, Cardica notified its independent registered public accounting firm, Ernst & Young LLP, of its decision to dismiss Ernst & Young LLP as Cardica's independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by Cardica's Audit Committee.

During the two fiscal years ended June 30, 2012 and 2011, and in the subsequent period through October 4, 2012, the date of Ernst & Young LLP's dismissal, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such periods.

There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended June 30, 2012 and 2011, or in the subsequent period through October 4, 2012.

Ernst & Young LLP’s letter to the SEC stating whether it agrees with the statements in the above three paragraphs (other than the last sentence of the first paragraph, as to which it stated it had no basis to agree or disagree) was filed as an exhibit to our Current Report on Form 8-K filed October 5, 2012.

New Independent Registered Public Accounting Firm

On October 4, 2012, Cardica engaged BDO USA, LLP as its new independent registered public accounting firm, effective immediately. The decision to engage BDO USA, LLP as Cardica’s independent registered public accounting firm was approved by Cardica’s Audit Committee. During the years ended June 30, 2012 and 2011, and through October 4, 2012, the date of BDO USA, LLP's engagement, Cardica did not consult with BDO USA, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Proposal 4

Amendment and Restatement of Cardica’s 2005 Equity Incentive Plan

In October 2005, our Board originally adopted, and in December 2005, our stockholders originally approved, our 2005 Equity Incentive Plan which became effective on February 2, 2006, and which was most recently amended and restated as approved by our Board and stockholders on November 13, 2013 (the “2005 Plan”). The 2005 Plan will terminate on October 12, 2015, unless terminated earlier by our Board.

The 2005 Plan was further amended and restated by our Board on October      , 2014, subject to stockholder approval of this Proposal 4, to include the following changes:

1.     an increase in the number of shares of common stock that may be issued under the 2005 Plan by       shares to            shares (plus additional shares returned to the 1997 Plan, as defined and described below); and

2.      an increase in the number of shares that may be issued pursuant to the exercise of “incentive stock options” to an aggregate of           shares.

As of October 30, 2014, stock options covering an aggregate of            shares of common stock were outstanding, and awards other than stock options covering an aggregate of            shares of common stock were outstanding, under all of our equity compensation plans, including the 2005 Plan. The weighted average exercise price of all outstanding stock options as of October 30, 2014, was approximately $      and the weighted average remaining term of such options was approximately       years. As of October 30, 2014, there were            shares of our common stock outstanding.

25.

 As of October 30, 2014,           shares of common stock were subject to outstanding awards under the 2005 Plan,            shares had previously been issued under awards previously granted under the 2005 Plan and are no longer outstanding, and            shares of common stock remained available for future grant under the 2005 Plan.  In addition, if any stock award under the 1997 Equity Incentive Plan (the “1997 Plan”) expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of common stock issued pursuant to a stock award under the 1997 Plan are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the holder of the stock award, the share reserve of the 2005 Plan automatically increases by the number of shares of common stock not acquired or forfeited. The number of shares available for future grant under the 2005 Plan will also increase if shares covered by outstanding awards revert to the 2005 Plan as discussed more fully below under the heading “General.” No additional stock awards may be granted under the 1997 Plan.

Stockholders are requested in this Proposal 4 to approve the amendment and restatement of the 2005 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting regarding Proposal 4 will be required to approve the amendment and restatement the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

 The terms and provisions of the 2005 Plan, as amended and restated, are summarized below. This summary, however, does not purport to be a complete description of the 2005 Plan. The 2005 Plan, as amended, has been filed with the SEC as Appendix B to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2005 Plan, as amended. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Secretary at Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.

Background

Cardica is a medical device company that has incurred net losses since inception, and which is expecting to incur substantial additional losses and negative cash flows from operations until we can achieve significant commercial sales of our products. Achieving significant commercial sales of our products will require significant cash outlays (a) to increase commercial sales of our C-Port and PAS-Port systems, (b) to increase commercial sales of our MicroCutter XCHANGE 30, which was commercially launched in Europe in December 2012 and recently commercially launched in the United States, (c) to obtain market adoption of our MicroCutter XCHANGE 30 in Europe and the United States, and (d) to receive regulatory clearance or approval, and commercially launch and obtain market adoption, of our planned microcutter products in Europe and the United States. As a result we must retain as much cash as we can to accomplish these goals, and so we have historically relied, and continue to rely, heavily on equity compensation to attract and retain qualified personnel. Our primary source of equity compensation is the 2005 Plan. As of October 30, 2014, the record date for the annual meeting, we had            full-time employees and nine non-employee directors and consultants, and we only had              shares remaining available for future grant under the 2005 Plan.

As we work to achieve our commercialization and sales goals for the MicroCutter XCHANGE 30 we will need to expand our sales force and have the ability to grant more options as management and employee incentives. In addition, we conduct annual reviews for all employees and typically make additional option grants as part of the annual review process to provide incentives to our employees so that they have economic interests in our stock similar to our stockholders.

In determining the appropriate increase in the number of shares available under the 2005 Plan, the Board, based on its extensive experience in companies capable of achieving commercialization plans, estimated generally the number of shares that would allow the hiring and retention of appropriately qualified individuals, including implementing our commercialization strategy. The Board considered (a) that only            shares remained available for future grant under the 2005 Plan, (b) the number of shares subject to options currently outstanding, (c) the number of shares that historically have been granted in the past to our executive team, employees and the Board on an annual basis, (d) historical increases in the share reserve under the 2005 Plan, (e) the size of the increase compared to the number of shares currently outstanding (approximately      %), which the Board believed to be within the market norms for comparable public companies, and (f) generally understood industry standards for executives and senior level hires based on the collective experience, judgment and discretion of our Board. The Board did not engage a compensation consultant, or any other consultant, to conduct any analysis or make any recommendations regarding the appropriate size of a share increase.

26.

The following table provides certain additional information regarding our equity incentive program as of the record date for the annual meeting.

As of October 30, 2014
Total Shares Subject to Outstanding Stock Options
Total Shares Subject to Outstanding Full Value Awards
Total Common Stock Outstanding on the Record Date
Closing Price of Common Stock as Reported on NASDAQ Global Market on the Record Date
Weighted-Average Exercise Price of Outstanding Stock Options
Weighted-Average Remaining Term of Outstanding Stock Options (years)
Total Shares Available for Grant under the Amended 2005 Plan (1)
Total Shares Available for Grant under Other Equity Plans

(1) The shares listed in this row include the 1,000,000 shares approved at the 2013 Annual Meeting of Stockholders.

The following table provides certain information regarding the activity related to our equity incentive plans for fiscal year 2014.

Fiscal Year 2014
Stock Options Granted	1,944,500
Full Value Awards Granted	92,666
Stock Options Cancelled	278,916
Full Value Awards Cancelled	0
Weighted-Average Common Stock Outstanding	1.95
Common Stock Outstanding at June 30, 2014	88,951,216

General

 The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation, referred to collectively as stock awards, which may be granted to employees, including officers, non-employee directors and consultants. The Board or an authorized committee will, in its sole discretion, determine the criteria that will be used in selecting recipients of stock awards under the 2005 Plan.  As of October 30, 2014, approximately       employees and            non-employee directors and consultants were eligible to participate in the 2005 Plan.

 The aggregate number of shares of common stock available for issuance under the 2005 Plan pursuant to stock awards will be            shares (including shares previously issued), if the amendment to the 2005 Plan is approved. In addition, if any stock award under the 1997 Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of common stock issued pursuant to a stock award under the 1997 Plan are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the holder of the stock award, the share reserve of the 2005 Plan automatically increases by the number of shares of common stock not acquired or forfeited.

27.

Shares issued under the 2005 Plan may again become available for the grant of new awards under the 2005 Plan if shares are:

•	forfeited to or repurchased by us;

•	withheld to satisfy income and employment withholding taxes;

•	used to pay the exercise price of a stock award in a net exercise arrangement;

•	tendered to us to pay the exercise price of a stock award; or

•	cancelled pursuant to an exchange or repricing program approved by the stockholders

In addition, if a stock award granted under the 2005 Plan expires or otherwise terminates without being exercised in part or in full, the shares of common stock not acquired pursuant to the award again become available for subsequent issuance under the 2005 Plan. Shares issued under the 2005 Plan may be authorized but previously unissued shares or reacquired shares, including shares we have bought on the market.

No person may be granted awards covering more than 200,000 shares of common stock under the 2005 Plan during any calendar year pursuant to an appreciation-only stock award. An appreciation-only stock award is a stock award whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant. A stock option or stock appreciation right with an exercise or strike price equal to the value of the stock on the date of grant is an example of an appreciation-only award. This limitation is designed to help assure that any tax deductions to which we would otherwise be entitled upon the exercise of an appreciation-only stock award or upon the subsequent sale of shares purchased under such an award, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

 Administration

 Our Board has delegated its authority to administer the 2005 Plan to our Compensation Committee. Subject to the terms of the 2005 Plan, our Board or an authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of equity awards to be granted and the terms and conditions of the equity awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the purchase price of stock purchase awards and the strike price of stock appreciation rights.

The plan administrator does not have the authority to (a) reprice any outstanding stock award under the 2005 Plan after it has been granted, (b) cancel and re-grant any outstanding stock award under the 2005 Plan, or (c) cancel any outstanding stock award in exchange for cash, in each case unless our stockholders have approved such an action within a 12 month period preceding such an event.

Terms of Stock Options

The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2005 Plan and applicable law, provided that (except in the case of some incentive stock options, as described below) the exercise price of an incentive or nonstatutory stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2005 Plan vest at the rate specified by the plan administrator.  On November           , 2014, the closing price of our common stock as reported on the NASDAQ Global Market was $           per share.

Generally, the plan administrator determines the term of stock options granted under the 2005 Plan. Incentive stock options generally have a maximum of ten years. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the optionee may generally exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a specified period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months, in the event of disability, and 18 months, in the event of death. In no event, however, may an option be exercised beyond the expiration of its term.  If an optionee’s service relationship with us, or any of our affiliates, ceases due to cause, the stock option will cease to be exercisable immediately upon the participant’s termination.

28.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender (by actual delivery or attestation) of common stock previously owned by the optionee, (iv) a net exercise of the option and (v) a deferred payment arrangement.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Option Grants. Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the incentive stock option does not exceed five years from the date of grant.  Additionally, the aggregate maximum number of shares of common stock that may be issued under the 2005 Plan pursuant to the exercise of incentive stock options shall be            shares of common stock.

 Terms of Stock Purchase Awards

 The purchase price for stock purchase awards will not be less than the par value of our common stock. The purchase price for a stock purchase award may be payable:

•	in cash or by check;

•	according to a deferred payment arrangement;

•	in consideration of the recipient’s past or future services performed for us or our affiliates; or

•	in any other legal consideration approved by the plan administrator and permissible under applicable law.

Shares of our common stock acquired under a stock purchase award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Pursuant to our repurchase option, we will generally have the option to repurchase or reacquire any unvested shares upon a participant’s cessation of continuous service for any reason.  Rights to acquire shares under a stock purchase award may be transferred only upon such terms and conditions as set by the plan administrator.

Terms of Stock Bonus Awards

A stock bonus award may be granted in consideration for the recipient’s past or future services performed for us or our affiliates or any other form of legal consideration. Shares of our common stock acquired under a stock bonus award may, but need not, be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Upon a participant’s cessation of continuous service for any reason, generally all shares or rights to acquire shares that have not vested as of such cessation of service will be forfeited.  Rights to acquire shares under a stock bonus award may be transferred only upon such terms and conditions as set by the plan administrator.

 Terms of Stock Unit Awards

Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a stock unit award by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a stock unit award. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

29.

 Terms of Stock Appreciation Rights

 The plan administrator determines the strike price for a stock appreciation right. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2005 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2005 Plan. If a participant’s service relationship with us, or any of our affiliates, ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

 Other Equity Awards

 The plan administrator may grant other awards related to our common stock. The plan administrator will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards.

The plan administrator may additionally grant other stock awards which may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals, referred to as “performance awards”. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the plan administrator in its sole discretion. The maximum benefit to be received any individual in a calendar year attributable to such performance awards may not exceed the value of 200,000 shares of our common stock.

Changes to Capital Structure and Corporate Transactions

In the event that there is a specified type of change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us, appropriate adjustments will be made to:

•	the number of shares reserved under the 2005 Plan;

•	the maximum number of shares that may be issued pursuant to the exercise of incentive stock options;

•	the maximum number of appreciation-only stock awards that can be granted in a calendar year; and

•	the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

30.

In the event of specified significant corporate transactions, such as a sale of all or substantially all of our assets, a sale of at least 90% of our outstanding securities, a merger in which we are not the surviving entity, or a merger in which we are the surviving entity but our common stock outstanding immediately prior to the transaction is exchanged or converted into other property, all outstanding stock awards under the 2005 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then:

•

with respect to any such stock awards that are held by individuals whose service with us or our affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction and any vested stock unit awards will be settled by delivery of shares, cash, a combination of shares and cash or other form of consideration; and

•

all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction provided that no vested stock unit awards will terminate without being settled by delivery of shares, cash, a combination of shares and cash or other form of consideration.

In the event a stock award will terminate if not exercised prior to the effective date of a corporate transaction, our Board may also provide that the holder of such outstanding stock award may not exercise such stock award but will receive a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the stock award, over (ii) the exercise price otherwise payable in connection with the stock award.

Change in Control

 Our Board has the discretion to provide that a stock award under the 2005 Plan will immediately vest as to all or any portion of the shares subject to the stock award (i) immediately upon the occurrence of specified change-in-control transactions, whether or not such stock award is assumed, continued or substituted by a surviving or acquiring entity in the transaction, or (ii) in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of specified change in control transactions. Stock awards held by participants under the 2005 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement or in another agreement between us and the participant, including, to the extent applicable, the Severance Plan described elsewhere in this proxy statement.

Plan Amendments

 The Board has the authority to amend or terminate the 2005 Plan. However, no amendment or termination of the 2005 Plan will adversely affect any rights under stock awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2005 Plan as required by applicable law and listing requirements.

 Plan Termination

 Unless sooner terminated by the Board, the 2005 Plan shall automatically terminate on October 12, 2015, which is the day before the tenth anniversary of the date the 2005 Plan was originally adopted by the Board.

 Federal Income Tax Information

 The following is a summary of the principal U.S. federal income taxation consequences to participants and us with respect to participation in the 2005 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.  The 2005 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.  Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

31.

If a participant disposes of stock acquired through exercise of an incentive stock option after holding such stock for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, (a “qualifying disposition”), the difference, if any, between the amount realized on a sale or other taxable disposition of those shares and the holder’s tax basis in those shares will be long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price.  However, if the sales proceeds are less than the fair market value of the stock on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale.  If the amount realized on a disqualifying disposition exceeds the fair market value of the stock on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. No taxable income is generally recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes.  Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Purchase Awards and Stock Bonus Awards. Upon receipt of stock pursuant to a stock purchase award or stock bonus award, to the extent the shares are vested the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares, and that income will be subject to withholding taxes. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock purchase award or stock bonus award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. Both we and the participant will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

32.

Upon disposition of the stock acquired upon the receipt of a stock purchase award or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Unit Awards. No taxable income is generally recognized upon receipt of a stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that unit vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance, and that income will be subject to withholding taxes. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock.  Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation), to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are granted by a compensation committee or committee of our Board comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted with an exercise or strike price at least 100% of the fair market value of the stock subject to the option or stock appreciation right on the date of grant qualify as performance-based compensation that is exempt from the $1 million deduction limitation. Compensation attributable to stock bonus awards, stock unit awards and other stock awards under the 2005 Plan will not qualify as performance-based compensation, and therefore it remains subject to the $1 million deduction limitation.

 New Plan Benefits

 Awards under the 2005 Plan are discretionary, and we have not approved any awards that are conditioned on stockholder approval of the 2005 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2005 Plan.

 Plan Benefits

 The following table presents certain information as of October 1, 2014, with respect to awards granted under the 2005 Plan to our (i) named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) all current employees, including non-executive officers, as a group, and (v) each nominee for director.  Since its inception, no shares have been issued under the 2005 Plan to any associate of any director, nominee or executive officer, and no person has been issued or will be issued five percent or more of the total amount of shares issued under the 2005 Plan.

33.

2005 Plan Benefits

Name and position	Number of shares subject to grants (#)

Bernard A. Hausen, Chief Executive Officer and Nominee for Director	1,807,882

Bryan D. Knodel, V.P., Research and Development	843,226

Liam J. Burns, V.P., Sales and Marketing	600,000

All Current Executive Officers as a Group	4,663,035

All Current Non-Executive Directors as a Group	477,415

All Current Non-Executive Officer Employees as a Group	1,823,641

Kevin T. Larkin, Nominee for Director	113,216

William P. Moffitt, III	0

Gary S. Petersmeyer	0

Richard P. Powers, Nominee for Director	97,133

Jeffrey L. Purvin, Nominee for Director	97,133

John Simon, Nominee for Director	83,800

William H. Younger, Jr., Nominee for Director	86,133

The Board Of Directors Recommends

A Vote In Favor Of Proposal 4.

34.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of June 30, 2014.

Equity Compensation Plan Information

			Number of securities
			Remaining available for
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights (1)	reflected in column (a)
Plan Category	(a)	(b)($)	(c)
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	171,828	$3.93	382,776
2005 Equity Incentive Plan	5,429,651	$1.88	334,165

Equity compensation plans not approved by security holders	0	0	0

Total	5,601,479	$1.95	716,941

(1)       The weighted-average exercise price does not take into account the shares subject to outstanding restricted stock units which have no exercise price.

35.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of October 1, 2014, by:

●	each of our directors;

●	each of our executive officers named in the Summary Compensation Table below;

●	all of our executive officers and directors as a group; and

●	all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% or Greater Stockholders:
Entities and Persons Affiliated with Sutter Hill Ventures (2) 755 Page Mill Road, Suite A 200 Palo Alto, CA 94304	6,312,234	7.01%
Entities and Persons Affiliated with Camber Capital Management LLC (3) 101 Huntington Avenue Suite 2550 Boston, MA 02199	8,374,846	9.31%
Entities and Persons Affiliated with Broadfin Capital LLC (4) 237 Park Avenue, Suite 900 New York, New York 10017	8,874,992	9.87%
Federated Investors Inc. (5) 1001 Liberty Avenue Pittsburgh, PA 15222	8,194,710	9.11%
PRIMECAP Management Company (6) 225 South Lake Ave., #400 Pasadena, CA 91101	5,842,700	6.50%
Named Executive Officers and Directors:
Bernard A. Hausen, M.D., Ph.D. (7)	1,609,557	1.77%
Bryan D. Knodel (8)	789.420	*
Liam J. Burns	50,000	*
Kevin T. Larkin (9)	110,691	*
William P. Moffitt, III	0	*
Gary S. Petersmeyer	0	*
Richard P. Powers (10)	95,466	*
Jeffrey Purvin (11)	102,133	*
John Simon, Ph.D. (12)	1,162,842	1.29%
William H. Younger, Jr. (13)	4,375,077	4.86%
All executive officers and directors as a group (12 persons) (14)	12,100,526	13.02%

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D, 13G and 13F filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 89,951,216 shares outstanding on October 1, 2014, adjusted as required by rules promulgated by the SEC.

36.

(2)

Based on a Schedule 13G/A filed with the SEC on February 13, 2014, reporting beneficial ownership as of December 31, 2014. Consists of (a) 3,412,793 shares, held by Sutter Hill Ventures, a California Limited Partnership (“SHV”), (b) 9,726 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. (“SHAI”), (c) 24,628 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. (“SHQP”), (d) 2,333 shares and 78,800 shares subject to stock options that are exercisable for common stock within 60 days after October 1, 2014, held by William H. Younger, Jr., a member of our Board, (e) 229,771 shares held by William H. Younger, Jr., Trustee, The William H. Younger Revocable Trust U/A/D 8/5/09, (f) 172,869 shares of common stock, held by SHV Profit Sharing Plan, a retirement trust, for the benefit of Mr. Younger, (g) 444,157 shares of common stock that are held by Yovest, L.P. and (h) an aggregate of 1,937,157 shares, that are held by individuals and entities associated with Sutter Hill other than by Mr. Younger and affiliates of Mr. Younger.  SHV disclaims beneficial ownership of the shares described in (b) through (h), SHAI disclaims beneficial ownership of the shares described in (a) and (c) through (h) and SHQP disclaims beneficial ownership of the shares described in (a), (b) and (d) through (h).

(3)

Based on a Schedule 13G filed with the SEC on April 25, 2014, reporting beneficial ownership as of April 16, 2014. Each of Camber Capital Management LLC and Stephen Dubois have shared voting and investment power over these shares. Does not include shares issuable upon conversion of 92,722 shares of Series A preferred stock held by Camber Capital Management LLC due to a limitation on conversion. Each share of Series A preferred stock is convertible into 100 shares of common stock at the option of the holder, provided that the holder will be prohibited from converting if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of common stock then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to so convert.

(4)

Based on a Schedule 13D filed with the SEC on July 24, 2014, reporting beneficial ownership as of July 21, 2014. Each of Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd., and Kevin Kotler (the “Reporting Persons”) have sole voting and investment power over these shares. Does not include shares issuable upon conversion of 98,752 shares of Series A preferred stock held by Broadfin Capital, LLC due to a limitation on conversion. Each share of Series A preferred stock is convertible into 100 shares of common stock at the option of the holder, provided that the holder will be prohibited from converting if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of common stock then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to so convert. The address of Broadfin Capital, LLC and Kevin Kotler is set forth in the table, and the address of Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.

(5)

Based on a Form 13F filed with the SEC on August 7, 2014, reporting beneficial ownership as of June 30, 2014. Federated Investors Inc. has sole voting power over these shares, and shares investment power over these shares with Federated Global Investment Management Corp.

(6)

Based on a Form 13F filed with the SEC on August 14, 2014, reporting beneficial ownership as of June 30, 2014. PRIMECAP Management Company has sole voting power over 5,153,700 of these shares, and sole investment power over all of these shares.

(7)	Includes 1,079,062 shares subject to stock options that are exercisable for common stock within 60 days from October 1, 2014.

(8)	Includes 577,212 shares subject to stock options that are exercisable for common stock within 60 days from October 1, 2014.

(9)	Includes 92,133 shares subject to stock options that are exercisable for common stock within 60 days after October 1, 2014.

(10)	Includes 92,133 shares subject to stock options that are exercisable for common stock within 60 days after October 1, 2014.

(11)	Includes 92,133 shares subject to stock options that are exercisable for common stock within 60 days after October 1, 2014.

37.

(12)	Includes 78,800 shares subject to stock options that are exercisable for common stock within 60 days from October 1, 2014.

(13)

Includes (a) 3,412,793 shares held by SHV, (b) 9,726 shares held by SHAI, (c) 24,628 shares held by SHQP, (d) 229,771 shares held by William H. Younger, Jr., Trustee, The William H. Younger Revocable Trust U/A/D 8/5/09, (e) 172,869 shares held by SHV Profit Sharing Plan, (f) 444,157 shares that are held by Yovest, L.P. and (g) 78,800 shares subject to stock options that are exercisable for common stock within 60 days after October 1, 2014.   Mr. Younger disclaims beneficial ownership of the shares described in (a) through (d) and (f) through (g) except to the extent of his pecuniary interest in such shares.

(14)

Includes shares described in footnotes 7 through 14 above and includes 891,094 shares issuable upon the exercise of stock options that are exercisable within 60 days of October 1, 2014, held by two additional executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2014 our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to each of them, respectively, except that one report on Form 4 for each of our non-employee directors, Messrs. Larkin, Powers, Purvin, Simon and Younger, each of which was timely filed in November 2013 reporting the annual automatic grant of a stock option under our non-employee director compensation arrangement, inadvertently reported the number of shares subject to such grants using the number of shares under our non-employee director compensation arrangement in effect in fiscal 2013 rather than our non-employee director compensation arrangement then in effect and applicable for fiscal 2014. These Forms 4 were amended in September 2014 upon discovery of the error to correct the number of shares subject to such automatic grants.

38.

Executive Compensation

Summary Compensation Table

The following table shows for the fiscal years ended June 30, 2014 and 2013, compensation awarded to or paid to, or earned by, our Chief Executive Officer and our two other most highly compensated executive officers at June 30, 2014 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	Nonequity incentive plan compensation($)	All Other Compensation ($)	Total ($)
Bernard A. Hausen, M.D., Ph.D.	2014	390,840	65,000	268,800	127,023	1,490	853,153
President and Chief	2013	381,300	–	44,020	76,260	3,880	505,460
Executive Officer
Bryan D. Knodel, Ph.D.	2014	282,288	–	134,400	64,221	85,200	566,109
Vice President,	2013	275,400	–	22,010	41,310	85,200	423,920
Research and
Development
Liam Burns	2014	114,582	–	497,347	74,793	97,580	784,302
Vice President, Sales and Marketing(7)

(1)

These amounts are not cash compensation, but represent the aggregate fair value of the stock grants received by our Named Executive Officers. The aggregate fair value is computed in accordance with FASB ASC Topic 718, excluding the effects of forfeiture with respect to awards subject to performance conditions. Assumptions used in the calculation of these amounts are included in Note 1 to our audited financial statements for the fiscal year ended June 30, 2014, included in our Annual Report on Form 10-K.

(2)	Consists of stock option awards that vest in installments of 1/48th of the total award per month, subject in each case to the holder providing continued service with Cardica on such vesting date.

(3)	Consists of a travel and living allowance of $78,000 and a car allowance of $7,200 relating to commuting to and from California and Arizona on a weekly basis.

(4)

Includes the increase in fair value of a stock option modified in January 2014 as a result of Mr. Burns becoming an employee of Cardica, which option was originally granted to Mr. Burns as a consultant in December 2013.

(5)	Consists of sales commissions.

(6)	Consists of a car allowance of $3,382, and consulting fees of $97,580.

(7)	Mr. Burns was not a “named executive officer” in fiscal 2013.

39.

Non-Equity Incentive Plan Compensation

2014 Bonus Plan

The 2014 Bonus Plan was designed to offer incentive compensation to certain of our employees, including our named executive officers (other than Mr. Burns, who is compensated on a sales commission plan), by rewarding the achievement of specifically measured corporate objectives and, if applicable, individual performance objectives. The 2014 Bonus Plan was administered by the Board with recommendations from the Compensation Committee. The Compensation Committee was responsible for recommending to the Board for approval any incentive awards to the named executive officers of Cardica. The Board and the Compensation Committee also retained the discretion to vary actual payouts from payouts as determined pursuant to achievement of the specifically measured corporate objectives.

The 2014 Bonus Plan provided for the payment of bonuses to participants, either in cash or restricted stock, for the achievement of corporate objectives determined by the Compensation Committee, as follows: sales and marketing goals with respect to the MicroCutter XCHANGE 30 (45%); capital raising goals (20%); regulatory clearances (25%); and MicroCutter XCHANGE 30 performance goals (10%). Other than for the Chief Executive Officer, the Compensation Committee could also consider individual performance. Target bonuses were set as a percentage of base salary, with 50% for Dr. Hausen and 35% for Dr. Knodel. Actual bonuses would be paid by applying the percentage achievement of corporate objectives against target bonuses.

In July 2014, the Compensation Committee determined that Cardica had achieved its fiscal 2014 objectives at the 65% level. Accordingly, the Compensation Committee recommended the payment of bonuses to the named executive officers (other than Mr. Burns, who is compensated on a sales commission plan) in the amount of 65% of the target bonus amount for each named executive officer. The Compensation Committee’s recommendations were approved by the Board in July 2014.

2013 Bonus Plan

The 2013 Bonus Plan was established similar to the 2014 Bonus Plan, and provided for the payment of bonuses to participants for the achievement of corporate objectives determined by the Compensation Committee, as follows: sales goals (25%) and cost goals (5%) with respect to the MicroCutter XCHANGE 30; capital raising goals (25%); completion of the MicroCutter European clinical trial with 180 patients (25%); submission of the US 510(k) for the MicroCutter XCHANGE 30 in the fourth quarter of fiscal 2013; and MicroCutter XCHANGE 45 engineering goals (10%). Other than for the Chief Executive Officer, the Compensation Committee also consider individual performance. In August 2013, the Compensation Committee determined that Cardica had fully achieving its capital raising goals (25%) and completion of the MicroCutter European clinical trial with 180 patients (25%), and determined that none of the other corporate objectives were met. Accordingly, the Compensation Committee recommended the payment of bonuses to the named executive officers in the amount of 50% of the target bonus amount for each named executive officer. The Compensation Committee’s recommendations were approved by the Board in August 2013.

Bernard A. Hausen, M.D., Ph.D. — President and Chief Executive Officer

Fiscal 2014 Compensation. In July 2014, the Compensation Committee recommended, and the Board approved, that Dr. Hausen should be rewarded based on 65% achievement of his 50% target bonus. The Board also approved a special discretionary bonus to Dr. Hausen in the amount of $65,000 for Cardica’s achievements during fiscal 2014. Accordingly, Dr. Hausen was awarded a cash bonus award of $192,023 (65% of 50% of $390,833 base salary for fiscal 2014, rounded, plus $65,000) as compensation for his performance in fiscal 2014.

In August 2013, the Compensation Committee recommended, and the Board approved, Dr. Hausen’s annual salary for fiscal 2014 of $390,833, and the grant of an option to purchase 320,000 shares of common stock vesting at a rate of 1/48th per month following the Vesting Commencement Date, August 8, 2013, provided that Dr. Hausen continues to provide services to Cardica.

40.

Fiscal 2013 Compensation. In August 2013, the Compensation Committee recommended, and the Board approved, that Dr. Hausen should be rewarded based on 50% achievement of his 40% target bonus. Accordingly, Dr. Hausen was awarded a cash bonus award of $76,260 (50% of 40% of $381,300 base salary for fiscal 2013, rounded) as compensation for his performance in fiscal 2013.

In August 2012, the Compensation Committee recommended, and the Board approved, Dr. Hausen’s annual salary for fiscal 2013 of $381,300, and the grant of an option to purchase 80,000 shares of common stock vesting at a rate of 1/48th per month following the Vesting Commencement Date, August 16, 2012, provided that Dr. Hausen continues to provide services to Cardica.

 Bryan D. Knodel, Ph.D. — Vice President, Research and Development

Fiscal 2014 Compensation. In July 2014, the Compensation Committee recommended, and the Board approved, that Dr. Knodel should be rewarded based on 65% achievement of his 35% target bonus. Accordingly, Dr. Knodel was awarded a cash bonus award of $64,221 (65% of 35% of $282,285 base salary for fiscal 2014, rounded) as compensation for his performance in fiscal 2014.

In August 2013, the Compensation Committee recommended, and the Board approved, Dr. Knodel’s annual salary for fiscal 2014 of $282,285, and the grant of an option to purchase 160,000 shares of common stock vesting at a rate of 1/48th per month following the Vesting Commencement Date, August 8, 2013, provided that Dr. Knodel continues to provide services to Cardica.

Fiscal 2013 Compensation. In August 2013, the Compensation Committee recommended, and the Board approved, that Dr. Knodel should be rewarded based on 50% achievement of his 30% target bonus. Accordingly, Dr. Knodel was awarded a cash bonus award of $41,310 (50% of 30% of $275,400 base salary for fiscal 2013, rounded) as compensation for his performance in fiscal 2013.

In August 2012, the Compensation Committee recommended, and the Board approved, Dr. Knodel’s annual salary for fiscal 2013 of $275,400, and the grant of an option to purchase 40,000 shares of common stock vesting at a rate of 1/48th per month following the Vesting Commencement Date, August 16, 2012, provided that Dr. Knodel continues to provide services to Cardica.

Dr. Knodel receives a travel, living and car allowance for commuting to and from California and Arizona on a weekly basis.

 Liam J. Burns — Vice President, Sales and Marketing

Mr. Burns commenced employment with us in January 2014. Prior to that time Mr. Burns was a consultant to Cardica, and received as a consultant in December 2014 an option to purchase 500,000 shares of our common stock vesting 25% in one year and 1/48 of the shares monthly thereafter until fully vested, provided that Mr. Burns continues to provide services to Cardica.

In January 2014, the Compensation Committee recommended, and the Board approved, Mr. Burns’ annual salary for fiscal 2014 of $250,000, and the amendment to Mr. Burns’ stock option to provide for acceleration of 25% of the shares underlying such stock option vesting upon the one year anniversary of the options vesting commencement date with the remainder of the option vesting in 36 equal monthly installments thereafter until fully vested. Prior to that time Mr. Burns received compensation as a consultant to Cardica at a rate of $15,000 per month and a one-time stock bonus of 50,000 restricted stock units. Mr. Burns does not participate in our bonus plans, but rather participates in a sales commission plan as our Vice President, Sales and Marketing.

Mr. Burns receives a car allowance.

The Compensation Committee has not determined whether it would attempt to recover bonuses from our named executive officers if the performance objectives that led to a bonus determination were to be found not to have been met to the extent originally believed by the Compensation Committee.

41.

Outstanding Equity Awards at Fiscal year end.

The following table shows for the fiscal year ended June 30, 2014, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At June 30, 2014

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Bernard A. Hausen, M.D., Ph.D.	40,000	─		$2.85	7/19/2015
	35,000	─		$8.00	3/29/2016
	85,000	─		$9.20	8/13/2015
	155,000	─		$1.55	8/18/2016
	460,000	─		$1.12	11/11/2016
	86,249	3,751	(1)	$2.18	8/18/2017
	60,208	24,792	(1)	$2.28	8/31/2018
	36,666	43,334	(1)	$1.81	8/16/2019
	66,666	253,334	(1)	$1.37	8/8/2020

Bryan D. Knodel	1,660	─		$2.85	7/14/2014
	1,723	─		$2.85	9/21/2014
	2,401	─		$2.85	11/17/2014
	2,195	─		$2.85	2/2/2015
	1,450	─		$2.85	3/24/2015
	70,227	─		$2.85	7/19/2015
	10,000	─		$8.00	3/29/2016
	25,000	─		$9.20	8/13/2015
	103,340	─		$1.55	8/18/2016
	210,000	─		$1.12	11/11/2016
	47,915	2,085	(1)	$2.18	8/18/2017
	28,333	11,667	(1)	$2.28	8/31/2018
	18,333	21,667	(1)	$1.81	8/16/2019
	33,333	126,667	(1)	$1.37	8/8/2020

Liam J. Burns	─	500,000	(2)	$1.00	12/26/2020

(1)	Options vest in installments of 1/48th of the total grant per month, subject in each case to the holder providing continued service with Cardica on such vesting date.

(2)

Twenty-five per cent of the shares shall vest one year from January 13, 2015 and the balance of the shares shall vest monthly thereafter at the rate of 1/36th of the total grant per month, subject in each case to the holder providing continued service with Cardica on such vesting date.

Potential Payments Upon Termination or Change-in-Control

 On February 11, 2009, our Board approved a Change in Control Severance Benefit Plan (the “Severance Plan”) for our employees who are serving at or above the level of director and are designated as a participant by the Board (the “Eligible Employees”). The Severance Plan provides for the payment of certain benefits to Eligible Employees if an Eligible Employee’s employment with us is involuntarily terminated by us or our successor without Cause (as such term is defined in the Severance Plan) immediately prior to, on or within 18 months following the effective date of a Change in Control (as defined in the Severance Plan) or upon the Eligible Employee’s Resignation for Good Reason (as defined in the Severance Plan) on or within 18 months following the effective date of a Change in Control (such termination or resignation referred to in the Severance Plan as a “Qualifying Termination”). The Severance Plan supersedes any previously established or maintained severance benefit agreement, plan, policy or practice applicable to any Eligible Employees in connection with a Qualifying Termination, whether formal or informal, written or unwritten, and also supersedes any employment agreement between us and an Eligible Employee regarding such individual’s rights to severance benefits in connection with a Qualifying Termination.

42.

 The Severance Plan provides for the following benefits, in exchange for an effective release of claims and compliance with certain non-solicitation obligations:

Cash Severance Benefit - Eligible Employees shall be entitled to receive a lump sum cash severance benefit (referred to in the Severance Plan as the “Cash Severance”) as set forth below.

Eligible Employee’s Position/Level Immediately Prior to
Qualifying Termination Event	Amount
Chief Executive Officer	1.5 x (Base Salary + Bonus Amount)
Vice President	1.0 x (Base Salary + the greater of (i) Bonus Amount and (ii) Sales Commissions earned in the trailing 12 month period
Director	Four (4) months of Base Salary + the greater of (i) 33% of Base Salary and (ii) 33% Sales Commissions earned in the trailing 12 month period

Continued Group Health Plan Benefits — If an Eligible Employee timely elects to continue coverage of a group health plan sponsored by us under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will pay the applicable premiums on behalf of the Eligible Employee for the Eligible Employee’s continued coverage under such plans, including coverage for the Eligible Employee’s eligible dependents, for up to 18 months for the Chief Executive Officer, 12 months for a Vice President and four months for a Director, or such earlier date as the Eligible Employee or his or her dependents cease to be eligible for continued coverage.

Accelerated Vesting — All equity awards held by an Eligible Employee prior to termination will become fully vested and, as applicable, exercisable as of the date of termination.

 Modified Tax Gross-Up — If payments and benefits in connection with a Change in Control (including payments under the Severance Plan) constitute “parachute payments” that are subject to excise taxes imposed by Section 4999 (the “Excise Tax”) of the Code, we will determine which of the following two alternative amounts of payment under the Severance Plan shall be paid to the Eligible Employee: (i) payment in full of the entire amount of the payment (a “Full Payment”), or (ii) payment of only a part of the payment so that the Eligible Employee receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”). A Reduced Payment will only be made if (x) payment of the Full Payment would result in the imposition of the Excise Tax, (y) payment of the Reduced Payment would not result in the imposition of the Excise Tax, and (z) in the case of employees who are above the level of director, the Reduced Payment is not less than the Full Payment minus an amount of cash equal to the product of (I) 0.5 multiplied by (II) the Cash Severance.

 If the Full Payment is made and is subject to the Excise Tax, we will pay the Eligible Employee an additional payment (a “Gross-Up Payment”) equal to (A) the Excise Tax on the Full Payment, (B) any interest or penalties imposed on the Eligible Employee with respect to the Excise Tax on the Full Payment, and (C) an additional amount sufficient to pay the Excise Tax and the federal and state income and employment taxes arising from the payments made by us to the Eligible Employee pursuant to (A), (B) and (C). We will reduce an Eligible Employee’s severance benefits, in whole or in part, by the amount of any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by Cardica in connection with the Eligible Employee’s termination or resignation.

43.

 The amount of compensation and benefits payable to each named executive officer under the Severance Plan has been estimated in the table below. The table below does not include amounts in which the named executive officer had already vested as of June 30, 2014. Such vested amounts would include vested stock options and accrued wages and vacation. The tables below also do not include the impact of equity awards granted to the named executive officers after June 30, 2014. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the named executive officer’s employment with Cardica.

		Continuation	Acceleration
	Cash	of Health	of Stock
	Severance	Care Benefits	Option	Tax Gross-
Name	Benefit (1)	(2)	Vesting	Up	Total
Bernard A. Hausen, M.D., Ph.D.	$874,295	$35,249	$-	$336,830	$1,246,374
Bryan D. Knodel, Ph.D.	$346,509	$18,456	$-	$129,549	$494,514
Liam J. Burns	$324,789	$17,628	$-	$119,835	$462,252

(1) The amounts listed in this column do not include the payment of accrued salary and vacation that would be due upon termination of employment.

(2) Represents the present value of the continuation of our current employee benefits, including medical, dental, and vision insurance.

Director Compensation

The following table shows for the fiscal year ended June 30, 2014, certain information with respect to the compensation earned by all of our non-employee directors serving as directors during fiscal 2014:

Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Kevin T. Larkin	51,500(4)	12,116	63,616
Richard P. Powers	44,500(5)	12,116	56,616
John Simon, Ph.D.	29,000(6)	12,116	41,116
Jeffrey L. Purvin	38,500(7)	12,116	50,616
William H. Younger, Jr.	40,250(8)	12,116	52,366
(1)

Amounts shown in this column represent the annual fees paid to each director in fiscal year 2014 under our non-employee director compensation plan, including an annual retainer in the amounts set forth below:

Annual
Retainer
All non-employee directors	$25,000
Board Chairman*	$15,000
Audit Committee Chairman*	$15,000
Compensation Committee Chairman*	$10,000
Audit Committee Member (other than Chairman)*	$5,000
Compensation Committee Member (other than Chairman)*	$5,000

*Paid to in addition to the annual retainer paid to all board members.

44.

(2)

These amounts are not cash compensation, but represent the aggregate fair value of the stock grants received by our non-employee directors. The aggregate fair value is computed in accordance with FASB ASC Topic 718, excluding the effects of forfeiture with respect to awards subject to performance conditions. Assumptions used in the calculation of these amounts are included in Note 1 to our audited financial statements for the fiscal year ended June 30, 2014, included in our Annual Report on Form 10-K.  The following option awards held by our non-employee directors were outstanding on June 30, 2014: 79,333 for Mr. Larkin; 79,333 for Mr. Powers; 66,000 for Mr. Simon; 79,333 for Mr. Purvin; and 66,000 for Mr. Younger.

(3)

Under the non-employee director compensation plan for fiscal year 2014, each non-employee director is granted an option to purchase 25,000 shares of our common stock immediately following our annual meeting of stockholders for that year, with such options vesting monthly over the ensuing year.

(4)	Amount includes $13,750 earned during fiscal year 2014 and paid during fiscal year 2015.

(5)	Amount includes $12,500 earned during fiscal year 2014 and paid during fiscal year 2015.

(6)	Amount includes $9,000 earned during fiscal year 2014 and paid during fiscal year 2015.

(7)	Amount includes $10,375 earned during fiscal year 2014 and paid during fiscal year 2015.

(8)	Amount includes $10,250 earned during fiscal year 2014 and paid during fiscal year 2015.

Transactions With Related Persons

Related-Person Transactions policy and Procedures

Our Code of Business Conduct and Ethics provides that any transaction that may involve a conflict of interest and involves any executive officer or director of ours, including any of their immediate family members, and any entity owned or controlled by such persons must be authorized by our Audit Committee or other independent committee of the Board.

 Certain Related-Person Transactions

 Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision does not eliminate a director’s duty of care and, in appropriate circumstances; equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us or our stockholders and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payment of dividends or stock repurchases or for any transaction in which the director derived an improper personal benefit. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under our amended and restated bylaws, we are also empowered to enter into indemnification agreements with our directors, officers and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We have procured and intend to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

45.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

 Severance Obligations and Change-in-Control Vesting Provisions

Our named executive officers are entitled to severance pay and certain stock options held by our named executive officers are subject to accelerated vesting upon a change-in-control, each as described under “Potential Payments Upon Termination or Change-in-Control.”

Other Transactions

In March 2013, we engaged in an underwritten public offering of 14,251,368 shares of our common stock at $1.05 per share, for aggregate gross proceeds of $14.96 million. Participating in this offering were the following related parties purchasing in excess of $120,000 of common stock:

1.

Sutter Hill Ventures, a venture capital firm and principal stockholder of Cardica affiliated with William H. Younger, Jr., who serves as a director of Cardica, together with certain of its affiliated entities and individuals, who collectively purchased 1,842,891 shares of common stock in this offering for an aggregate purchase price of approximately $1.94 million; and

2.

John Simon, who serves as a director of Cardica and is a Managing Director of Allen & Company LLC, a principal stockholder of Cardica, purchased 283,000 shares of common stock in this offering for an aggregate purchase price of approximately $297,000.

In April 2014, we engaged in an underwritten public offering of 37,375,000 shares of our common stock at $0.85 per share, and 191,474 shares of Series A Convertible Preferred Stock at $85 per share, for aggregate gross proceeds of approximately $48.0 million. The Series A convertible preferred stock is non-voting and is convertible into shares of our common stock at a conversion rate of 100 shares of common stock for each share of Series A convertible preferred stock, provided that conversion will be prohibited if, as a result, the holder and its affiliates would own more than 9.98% of the total number of shares of the our common stock then outstanding unless the holder gives us at least 61 days prior notice of an intent to convert into shares of common stock that would cause the holder to own more than 9.98% of the total number of shares of common stock then issued and outstanding. Broadfin Healthcare Master Fund, Ltd., of which Broadfin Capital, LLC is investment manager, a beneficial owner of in excess of 5% of our common stock during fiscal 2013 and 2014, participated in the offering, purchasing 7,771,846 shares of our common stock and 98,752 shares of our preferred stock for an aggregate purchase price of $15.0 million. Kevin Kotler is the managing director of Broadfin Capital, LLC.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cardica stockholders will be “householding” Cardica’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Cardica. Direct your written request to Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063, Attn: Robert Y. Newell, Secretary or contact Robert Y. Newell at (650) 364-9975. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

46.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Robert Y. Newell

Robert Y. Newell
Secretary

November __, 2014

A copy of Cardica’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 2014, is available without charge upon written request to: Corporate Secretary, Robert Y. Newell, Cardica, Inc., 900 Saginaw Drive, Redwood City, California 94063.

47.

Appendix A

SUPPLEMENTAL INFORMATION

REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2014 annual meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below, and the business address for all our directors and nominees is c/o Cardica, Inc., 900 Saginaw Drive,  Redwood City, California 94063.

Bernard A. Hausen, M.D., Ph.D.

Kevin T. Larkin

William P. Moffitt, III

Gary S. Petersmeyer

Richard P. Powers

Jeffrey L. Purvin

John Simon, Ph.D.

William H. Younger, Jr.

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with Cardica, and the business address for each person is c/o Cardica, Inc., 900 Saginaw Drive,  Redwood City, California 94063.

Executive Officers:

Bernard A. Hausen, M.D., Ph.D., President and Chief Executive Officer

Frederick Bauer, Vice President, Operations

Liam Burns, Vice President, Sales and Marketing

Bryan D. Knodel, Ph.D., Vice President, Research and Development

Robert Y. Newell, Chief Financial Officer and Vice President, Finance

Information Regarding Ownership of Company Securities by Participants

The number of shares of Cardica common stock beneficially owned by our directors and named executive officers as of October 1, 2014, is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The following table sets forth the number of shares beneficially owned as of October 1, 2014, by our other executive officers and employees who are deemed “participants” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

48.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total

Frederick Bauer (2)	456,284	*

Robert Y. Newell (3)	562,769	*

*	Less than one percent.
(1)

Percentages are based on 88,951,216 shares outstanding on October 1, 2014, adjusted as required by rules promulgated by the SEC. All shares of common stock subject to restricted stock units vesting or stock options exercisable within 60 days after October 1, 2014, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such restricted stock units or stock options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)	Includes 448,300 shares that Mr. Bauer has the right to acquire within 60 days of October 1, 2014, through the exercise of stock options.
(3)

Includes 442,794 shares that Mr. Newell has the right to acquire within 60 days of October 1, 2014, through the exercise of stock options and 93,975 shares held by the Newell Family Trust over which Mr. Newell shares voting and investment power with his wife, Ethel Newell.

Information Regarding Transactions in Cardica Securities by Participants

The following table sets forth information regarding purchases and sales of Cardica securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description
Frederick Bauer	07/15/14	50,000	Grant of restricted stock unit award
	08/08/13	160,000	Grant of option to acquire common stock
Liam Burns	07/15/14	50,000	Grant of restricted stock unit award
	02/15/14	2,000	Vesting of restricted stock units and acquisition of common stock
	01/15/14	4,000	Vesting of restricted stock units and acquisition of common stock
	01/13/14	500,000	Grant of option to acquire common stock
	12/15/13	4,000	Vesting of restricted stock units and acquisition of common stock
	11/15/13	4,000	Vesting of restricted stock units and acquisition of common stock
	10/15/13	4,000	Vesting of restricted stock units and acquisition of common stock
	09/15/13	4,000	Vesting of restricted stock units and acquisition of common stock
	08/15/13	4,000	Vesting of restricted stock units and acquisition of common stock
	07/15/13	4,000	Vesting of restricted stock units and acquisition of common stock
	06/15/13	4,000	Vesting of restricted stock units and acquisition of common stock
Bernard A. Hausen, M.D., Ph.D.	07/15/14	90,000	Grant of restricted stock unit award
	11/21/13	5,500	Open market purchase of common stock
	08/08/13	320,000	Grant of option to acquire common stock
Bryan D. Knodel, Ph.D.	07/15/14	50,000	Grant of restricted stock unit award
	08/08/13	160,000	Grant of option to acquire common stock
Kevin T. Larkin	11/13/13	25,000	Grant of option to acquire common stock
	11/13/12	12,200	Grant of option to acquire common stock
Robert Y. Newell	07/15/14	50,000	Grant of restricted stock unit award
	05/22/14	10,000	Open market purchase of common stock (by Family Trust)
	11/18/13	10,000	Open market purchase of common stock (by Family Trust)
	08/08/13	200,000	Grant of option to acquire common stock
	03/20/13	8,000	Open market purchase of common stock
Richard P. Powers	11/13/13	25,000	Grant of option to acquire common stock
	11/13/12	12,200	Grant of option to acquire common stock
Jeffrey L. Purvin	05/24/14	5,000	Open market purchase of common stock
	11/13/13	25,000	Grant of option to acquire common stock
	11/13/12	12,200	Grant of option to acquire common stock
John Simon, Ph.D.	11/13/13	25,000	Grant of option to acquire common stock
	03/20/13	283,000	Open market purchase of common stock
	11/13/12	12,200	Grant of option to acquire common stock
William H. Younger, Jr.	11/13/13	25,000	Grant of option to acquire common stock
	11/13/12	12,200	Grant of option to acquire common stock

49.

Cardica, Inc.

2005 Equity Incentive Plan

Adopted by the Board of Directors: October 13, 2005

Approved by the Stockholders: December 27, 2005

As Amended by the Board of Directors: September 29, 2006
Approved by the Stockholders: November 8, 2006

As Amended by the Board of Directors: October 10, 2007

Approved by the Stockholders: November 14, 2007

As Amended by the Board of Directors: August 13, 2008

Approved by the Stockholders: November 19, 2008

As Amended by the Board of Directors: October 1, 2009

Approved by the Stockholders: November 11, 2009

As Amended by the Board of Directors: September 22, 2010

Approved by the Stockholders: November 9, 2010

As Amended by the Board of Directors: August 31, 2011

Approved by the Stockholders: November 17, 2011

As Amended by the Board of Directors: October 4, 2012

Approved by the Stockholders: November 13, 2012

As Amended by the Board of Directors: September 13 and 27, 2013

Approved by the Stockholders: November 13, 2013

As Amended by the Board of Directors: October    , 2014

Approved by the Stockholders: December [11], 2014

Termination Date: October 12, 2015

1.	General.

(a)     Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b)     Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.

(c)     Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

1.

2.	Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)     “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b)     “Board” means the Board of Directors of the Company.

(c)     “Capitalization Adjustment” has the meaning ascribed to that term in Section 10(a).

(d)     “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any material contract or agreement between the Participant and the Company or any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e)     “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

2.

(ii)     there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)     the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)     there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)     individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

3.

(f)     “Code” means the Internal Revenue Code of 1986, as amended.

(g)     “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(h)     “Common Stock” means the common stock of the Company.

(i)     “Company” means Cardica, Inc., a Delaware corporation.

(j)     “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k)     “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l)     “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)     a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)     the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

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(iv)     the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m)     “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n)     “Director” means a member of the Board.

(o)     “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p)     “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)     “Entity” means a corporation, partnership or other entity.

(r)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)     “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(t)     “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Market (formerly the Nasdaq National Market) or the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

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(ii)     In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(u)     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)     “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(w)     “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)     “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)     “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(f).

(dd)     “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

6.

(ee)     “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff)     “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)     “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh)     “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) increases in revenue or product revenue; (xviii) expenses and cost reduction goals; (xix) improvement in or attainment of expense levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) total stockholder return; (xxx) stockholders’ equity; and (xxxi) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ii)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

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(jj)     “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.

(kk)     “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(ll)     “Plan” means this Cardica, Inc. 2005 Equity Incentive Plan.

(mm)     “Prior Plan” means the Company’s 1997 Equity Incentive Plan in effect immediately prior to the effective date of the Plan as set forth in Section 13.

(nn)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(oo)     “Securities Act” means the Securities Act of 1933, as amended.

(pp)     “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(qq)     “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(rr)     “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, Performance Stock Award, or any Other Stock Award.

(ss)     “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)     “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(uu)     “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

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(vv)     “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(ww)     “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(xx)     “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(yy)     “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(zz)     “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	Administration.

(a)     Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b)     Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(ii)     To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

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(iii)     To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(iv)     To amend the Plan or a Stock Award as provided in Section 11.

(v)     To terminate or suspend the Plan as provided in Section 12.

(vi)     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(vii)     To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)     Delegation to Committee.

(i)     General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)     Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)     Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.

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(e)     Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f)     Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) cancel and re-grant any outstanding Stock Awards under the Plan, or (iii) cancel any outstanding Stock Awards in exchange for cash, in each case unless the stockholders of the Company have approved such an action within a twelve (12) month period preceding such an event.

4.	Shares Subject to the Plan.

(a)     Share Reserve. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate,                shares of Common Stock. In addition, the share reserve shall be increased from time to time by the number of shares of Common Stock that (i) are issuable pursuant to stock awards outstanding under the Company’s Prior Plan as of the effective date of the Plan (as set forth in Section 13), and (ii) but for the termination of the Prior Plan as of the effective date of the Plan, would otherwise have reverted to the share reserve of the Prior Plan.

(b)     Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(f), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be           shares of Common Stock.

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(c)     Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	Eligibility.

(a)     Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)     Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)     Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two hundred thousand (200,000) shares of Common Stock during any calendar year.

(d)     Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)     Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.

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(b)     Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c)     Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d)     Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i)     by cash or check;

(ii)     pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; provided, however, that such program is not in violation of the prohibition on the extension of credit to the Company’s executive officers and Directors under Section 402 of the Sarbanes-Oxley Act of 2002, in the opinion of counsel acceptable to the Company;

(iii)     by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)     by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

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(v)     according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (ii) the classification of the Option as a liability for financial accounting purposes.

(e)     Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)     Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii)     Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii)     Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(f)     Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)     Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

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(h)     Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i)     Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j)     Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 6(e)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from the Option exercise.

(k)     Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding.

7.	Provisions of Stock Awards other than Options.

(a)     Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical; provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i)     Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii)     Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, (iii) by past or future services rendered to the Company or an Affiliate, or (iv) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii)     Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)     Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (i) the Fair Market Value on the relevant date, or (ii) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v)     Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b)     Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i)     Consideration. A Stock Bonus Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)     Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)     Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv)     Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c)     Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)     Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

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(iii)     Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv)     Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v)     Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi)     Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(d)     Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii)     Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iii)     Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

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(iv)     Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v)     Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(e)     Performance Stock Awards. A Performance Stock Award is any Stock Award that may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Performance Stock Awards shall not exceed the value of two hundred thousand (200,000) shares of Common Stock.

(f)     Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	Covenants of the Company.

(a)     Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)     Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

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9.	Miscellaneous.

(a)     Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)     Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)     No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)     Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e)     Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

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(f)     Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(g)     Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

10.	Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)     Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 13 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and number of securities subject to each outstanding stock award under the Prior Plan that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(e), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)     Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

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(c)     Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i)     Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

(ii)     Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

(iii)     Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Stock Unit Award shall terminate pursuant to this Section 10(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

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(iv)     Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d)     Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

11.	Amendment of the Plan and Stock Awards.

(a)     Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b)     Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

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(c)     Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)     No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(e)     Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

12.	Termination or Suspension of the Plan.

(a)     Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)     No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.	Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

A. Election of Directors

1. The Board of Directors recommends a vote FOR all nominees named below.

☐ FOR ALL NOMINEES	01 - Bernard A. Hausen, M.D., Ph.D.	☐
	02 - Kevin T. Larkin	☐
☐ WITHOLD ALL NOMINEES	03 – William P. Moffitt, III	☐
	04 - Gary S. Petersmeyer	☐
☐ FOR ALL EXCEPT (see instructions below)	05 - Richard P. Powers	☐
	06 - Jeffrey L. Purvin	☐
	07 - John Simon, Ph.D.	☐
	08 - William H. Younger, Jr.	☐



Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

B. Other Proposals

The Board of Directors recommends a vote FOR the following proposals:

2. To approve, on an advisory basis, the compensation of Cardica’s named executive officers, as disclosed in the accompanying proxy statement.

For	Against	Abstain
☐	☐	☐

3. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending June 30, 2015.

For	Against	Abstain
☐	☐	☐

4. To approve the amendment and restatement of our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by ________ shares, and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards.

For	Against	Abstain
☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 11, 2014
11:30 a.m.

Cardica, Inc.

900 Saginaw Drive
Redwood City, CA 94063